                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

      The officers and directors of Xenonics Holdings, Inc., whose signatures appear below, hereby constitute and appoint Alan P. Magerman and Jeffery P. Kennedy, and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of Xenonics Holdings, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                    TITLE                      DATE
-------------------------------       -------------------------------------     -----------
/s/ Alan P. Magerman                  Chief Executive Officer, and Chairman     May 7, 2004
-------------------------------       (Principal Executive Officer)
Alan P. Magerman

/s/ Jeffery P. Kennedy                Chief Operating Officer and President     May 7, 2004
-------------------------------
Jeffrey P. Kennedy

/s/ Donna G. Lee                      Chief Financial Officer                   May 7, 2004
-------------------------------
Donna G. Lee

/s/ Michael L. Magerman               Director                                  May 7, 2004
-------------------------------
Michael L. Magerman

/s/ Robert Buie                       Director                                  May 11, 2004
-------------------------------
Robert Buie

/s/ Eli Shapiro                       Director                                  May 7, 2004
-------------------------------
Eli Shapiro

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